Exhibit 1

TERMS AGREEMENT

Debt Securities

February 22, 2018

American Express Company

200 Vesey Street

New York, New York 10285

Attention: Treasurer

Dear Sirs:

We (the “Representative(s)”) understand that American Express Company, a New York corporation (the “Company”), proposes to issue and sell $1,600,000,000 aggregate principal amount of 3.400% Notes due February 27, 2023 (the “Fixed Rate Notes”), $400,000,000 aggregate principal amount of Floating Rate Notes due February 27, 2023 (the “Floating Rate Notes” and together with the Fixed Rate Notes, the “Securities”).  Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named in Schedule I hereto (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Securities set forth therein opposite their respective names at 99.559% of the principal amount of the Fixed Rate Notes and 99.650% of the principal amount of the Floating Rate Notes, together with accrued interest, if any, thereon from February 22, 2018 to the Closing Date.  The Closing Date shall be at 9:30 A.M. on February 27, 2018 at the offices of Cleary Gottlieb Steen & Hamilton LLP, Counsel for the Underwriters.

The Securities shall have the terms set forth in Schedule II hereto.

All the provisions contained in the document entitled “American Express Company—Debt Securities—Underwriting Agreement Basic Provisions” and filed with the Commission on October 2, 2015 (the “Basic Provisions”), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement, except as provided herein, to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

For purposes of the Basic Provisions, “Applicable Time” with respect to this Terms Agreement, shall mean 4:30 P.M., New York City time, on the date of this agreement.

For the purposes of the Basic Provisions, Section 6 (Agreements of the Underwriters) is hereby deleted and replaced in its entirety with the following:

6. Agreements of the Underwriters.  The Underwriters agree that they will comply in all material respects with the selling restrictions set forth in any Preliminary Final Prospectus and any Final Prospectus under the caption “Underwriting”.

For purposes of Section 13 of the Basic Provisions, the address for notices or communications to the Representatives shall be:

in the case of notices to Citigroup Global Markets Inc.:

388 Greenwich Street

New York, New York 10013

Facsimile: (646) 291-1469

Attention: General Counsel

in the case of notices to Credit Suisse Securities (USA) LLC:

Eleven Madison Avenue

New York, New York 10010

Facsimile: (212) 325-4296

Attention: IBCM-Legal

in the case of notices to Goldman Sachs & Co. LLC:

200 West Street

New York, New York 10282

Facsimile: (212) 902-3000

Attention: Registration Department

EU Bank Recovery and Resolution Directive. Notwithstanding and to the exclusion of any other term of this Terms Agreement or the Basic Provisions or any other agreements, arrangements, or understanding between the Company and the BRRD Party, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(i)                   the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the BRRD Party to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(A)                                                 the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(B)                                                 the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(C)                                                 the cancellation of the BRRD Liability;

(D)                                                 the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii)                the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(iii)             For the purposes of this paragraph:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Party” means Standard Chartered Bank;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499 (or any such successor webpage); and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Party.

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

“We hereby accept your offer, set forth in the Terms Agreement, dated February 22, 2018, to purchase the Securities on the terms set forth therein.”

Very truly yours,

Citigroup Global Markets Inc.

By	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Director

Very truly yours,

Credit Suisse Securities (USA) LLC

By	/s/ Sharon Harrison
	Name:	Sharon Harrison
	Title:	Director

Very truly yours,

Goldman Sachs & Co. LLC

By	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Managing Director

Accepted:

American Express Company

By	/s/ David L. Yowan
	Name:	David L. Yowan
	Title:	Treasurer

[Signature Page to Terms Agreement]

SCHEDULE I

Name	Principal Amount of Fixed Rate Notes	Principal Amount of Floating Rate Notes
Citigroup Global Markets Inc.	$426,666,000	$106,666,000
Credit Suisse Securities (USA) LLC	$426,666,000	$106,666,000
Goldman, Sachs & Co. LLC	$426,668,000	$106,668,000
Lloyds Securities Inc.	$60,800,000	$15,200,000
MUFG Securities Americas Inc.	$60,800,000	$15,200,000
SMBC Nikko Securities America, Inc.	$60,800,000	$15,200,000
Standard Chartered Bank	$60,800,000	$15,200,000
TD Securities (USA) LLC	$60,800,000	$15,200,000
Mischler Financial Group, Inc.	$8,000,000	$2,000,000
The Williams Capital Group, L.P.	$8,000,000	$2,000,000

Total	$1,600,000,000	$400,000,000

SCHEDULE II

1.              Final Term Sheet, substantially in the form attached as Exhibit A to Schedule II, as filed with the Commission pursuant to Rule 433, and dated February 22, 2018, in respect of the $1,600,000,000 3.400%  Notes due February 27, 2023.

2.              Final Term Sheet, substantially in the form attached as Exhibit B to Schedule II, as filed with the Commission pursuant to Rule 433, and dated February 22, 2018, in respect of the $400,000,000 Floating Rate Notes due February 27, 2023.

Issuer Free Writing Prospectus
Filed pursuant to Rule 433
Registration No. 333-207239

AMERICAN EXPRESS COMPANY
$1,600,000,000
3.400% NOTES DUE FEBRUARY 27, 2023

Terms and Conditions

Issuer:	American Express Company

Expected Ratings(1):	[Reserved]

Ranking:	Senior unsecured

Trade Date:	February 22, 2018

Settlement Date:

February 27, 2018 (T+3 days). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date hereof will be required, because the Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. If you wish to trade the Notes on the date hereof, you should consult your own advisors.

Maturity Date:	February 27, 2023

Par Amount:	$1,600,000,000

Benchmark Treasury:	2.375% due January 31, 2023

Benchmark Treasury Price and Yield:	98-23+; 2.650%

Re-offer Spread to Benchmark:	+77 bps

Re-offer Yield:	3.420%

Coupon:	3.400%

Public Offering Price:	99.909%

Underwriters’ Commission:	0.350%

Net Proceeds to American Express:	$1,592,944,000 (before expenses)

Interest Payment Dates:	The 27th of each February and August, beginning August 27, 2018

Day Count:	30 / 360

Redemption:

American Express Company may redeem the notes, in whole or in part, on or after the date that is 31 days prior to the Maturity Date at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to the date fixed for redemption. The notes may be redeemed prior to the date that is 31 days prior to the maturity date if certain events occur involving United States taxation.

Listing:	The notes will not be listed on any exchange.

Minimum Denominations/Multiples:	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	025816BS7

ISIN:	US025816BS73

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC
Co-Managers:	Lloyds Securities Inc. MUFG Securities Americas Inc. SMBC Nikko Securities America, Inc. Standard Chartered Bank TD Securities (USA) LLC

Junior Co-Managers:	Mischler Financial Group, Inc. The Williams Capital Group, L.P.

(1) An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a base prospectus dated October 2, 2015) and a preliminary prospectus supplement, dated February 22, 2018, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at 1-800-831-9146, Credit Suisse Securities (USA) LLC at 1-800-221-1037, or Goldman Sachs & Co. LLC at 1-866-471-2526.

Issuer Free Writing Prospectus
Filed pursuant to Rule 433
Registration No. 333-207239

AMERICAN EXPRESS COMPANY
$400,000,000
FLOATING RATE NOTES DUE FEBRUARY 27, 2023

Terms and Conditions

Issuer:	American Express Company

Expected Ratings(1):	[Reserved]

Ranking:	Senior unsecured

Trade Date:	February 22, 2018

Settlement Date:

February 27, 2018 (T+3 days). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date hereof will be required, because the Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. If you wish to trade the Notes on the date hereof, you should consult your own advisors.

Maturity Date:	February 27, 2023

Par Amount:	$400,000,000

Day Count:	Actual / 360

Base Rate:	Three-Month LIBOR (Reuters)

Spread:	+65 bps

Public Offering Price:	100.000%

Underwriters’ Commission:	0.350%

Net Proceeds to American Express:	$398,600,000 (before expenses)

Interest Payment Dates and Interest Reset Dates:

Interest on the notes is payable on February 27, May 27, August 27, and November 27 of each year, beginning May 27, 2018.

If any Interest Payment Date (other than the maturity date) is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day.

Interest Periods:

Quarterly. The initial period will be the period from, and including the Settlement Date to, but excluding May 27, 2018, the initial Interest Payment Date. The subsequent interest periods will be the periods from, and including the applicable Interest Payment Date to, but excluding, the next Interest Payment Date or the Maturity Date, as applicable.

Interest Determination Dates:	Second London banking day prior to applicable Interest Reset Date

Redemption:

American Express Company may redeem the notes, in whole or in part, on or after the date that is 31 days prior to the Maturity Date at a redemption price equal to the principal amount of the notes being redeemed, together with any accrued and unpaid interest thereon to the date fixed for redemption. The notes may be redeemed prior to the date that is 31 days prior to the maturity date if certain events occur involving United States taxation.

Listing:	The notes will not be listed on any exchange.

Minimum Denominations/Multiples:	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	025816BT5

ISIN:	US025816BT56

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman Sachs & Co. LLC

Co-Managers:	Lloyds Securities Inc. MUFG Securities Americas Inc. SMBC Nikko Securities America, Inc. Standard Chartered Bank TD Securities (USA) LLC

Junior Co-Managers:	Mischler Financial Group, Inc. The Williams Capital Group, L.P.

(1)  An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate.  The rating of the notes should be evaluated independently from similar ratings of other securities.  A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a base prospectus dated October 2, 2015) and a preliminary prospectus supplement, dated February 22, 2018, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at 1-800-831-9146, Credit Suisse Securities (USA) LLC at 1-800-221-1037, or Goldman Sachs & Co. LLC at 1-866-471-2526.